EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP





               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Burlington Industries, Inc. Award Agreement dated March 7, 2001 of our reports dated October 26, 2000, except for Note F, as to which the date is December 5, 2000, with respect to the consolidated financial statements of Burlington Industries, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 2000, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                               /s/ Ernst & Young LLP



Greensboro, North Carolina
March 28, 2001